UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 6, 2006

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-154718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On September 6, 2006, the Board of Directors of CBL & Associates Properties, Inc. (the “Company”) adopted an amendment to the Company’s Code of Business Conduct and Ethics (the “Code”) to reflect the addition of an Ethics Hotline Policy to the Code. This policy was added in conjunction with the Company’s engagement of an independent third party firm, EthicsPoint, to provide an enhanced mechanism for employees to submit anonymous reports and concerns, as outlined in the Code, by way of a dedicated telephone “hotline” and/or through an internet web site maintained by EthicsPoint. The Ethics Hotline Policy, which describes the purpose of this new service and the procedures for employees to follow if they wish to use it, represents an addition to, rather than a replacement of, the other reporting mechanisms provided under the Code. The amendment added the Ethics Hotline Policy as Exhibit B to the Code, and also amended Section E of Article VIII and Section C of Article IX to include appropriate references to the new policy. A copy of the full Code, as amended, is attached as Exhibit 14.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit

Number	Description

14.1	Second Amendment To Amended And Restated Code Of Business Conduct And Ethics Of CBL & Associates Properties, Inc., CBL & Associates Management, Inc. And Their Affiliates

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman, Chief Financial Officer
and Treasurer

Date: September 12, 2006